Exhibit 99.1

News Announcement	For Immediate Release

For more information contact:
Omar Choucair	Joseph Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
DG FastChannel, Inc.	212/835-8500
972/581-2000	dgit@jcir.com

DG FASTCHANNEL™ SECOND QUARTER CONSOLIDATED
REVENUES INCREASE 43% TO $21.7 MILLION

– Second Quarter Pro Forma Revenue Growth of 8% –

– Diluted Net Income Per Share Rises 67% to $0.20 –

– Record Second Quarter Adjusted EBITDA of $7.4 Million vs. $4.1 Million –

Dallas, TX — August 9, 2007 — DG FastChannel™, Inc. (NASDAQ: DGIT), the leading provider of digital media services to the advertising, entertainment and broadcast industries, today reported financial results for the second quarter ended June 30, 2007.

Second Quarter Highlights

•                  Consolidated revenue of $21.7 million compared to $15.1 million in the comparable period of 2006.  The Company’s consolidated revenue for the period ended June 30, 2007 includes approximately one month of results of operations of Pathfire, Inc., which was acquired on June 4, 2007.  The second quarter 2006 consolidated results include one month of operations of FastChannel Network, Inc.

•                  Second quarter pro forma revenue growth of 8% on a year-over-year basis.  Pro forma revenues for the 2007 and 2006 second quarters include contributions from Pathfire, Inc., and FastChannel Network, Inc. as if these entities were acquired as of April 1, 2007 and April 1, 2006, respectively.

•                  Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, restructuring, and impairment charges) of $7.4 million compared to $4.1 million in the comparable period of 2006, an increase of approximately 81%.

•                  Net income of $3.3 million, or $0.20 per diluted share, compared with net income of $1.1 million, or $0.12 per diluted share in the 2006 second quarter.

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DG FastChannel, 8/9/07                                                                                                                                                    page 2

•                  Reflecting the $30 million acquisition of Pathfire during the quarter, DG FastChannel had $8.3 million in cash and $33.1 million of debt and capital leases as of June 30, 2007.

Scott K. Ginsburg, Chairman and CEO of DG FastChannel commented on the results, “The second quarter was an active and successful period for DG FastChannel highlighted by record financial results. Additionally, we entered into several strategic acquisitions and partnerships that will expand the breadth of our next generation, state-of-the-art digital media offerings across new and exciting markets.

“Our strategy of constantly upgrading our technology platform and consolidating complementary businesses is setting new benchmarks for revenue, EBITDA, net income and EPS.  Importantly, margins and operating efficiencies also are improving.  Year-over-year revenue rose 43% to $21.7 million, driving a 67% increase in diluted earnings per share.  In addition, our operations achieved year-over-year pro forma organic revenue gains of 8% while second quarter adjusted EBITDA rose 81% to $7.4 million.  Second quarter 2007 EBITDA margins rose to a quarterly record 34% and reflect our ability to extract cost synergies and derive operating efficiencies.

“Operationally, during the 2007 second quarter, 94 percent of our video traffic was delivered through our electronic digital network, up from 92 percent a year ago, and 82 percent two years ago.  Another important milestone was reached as second quarter HD revenues surpassed $1.3 million, accounting for approximately 6% of the Company’s total revenue, as compared to less than $100,000 in the same period last year.”

DG FastChannel recorded other income, net of interest expense, for the 2007 second quarter of $0.7 million compared to interest expense of $0.6 million in the 2006 second quarter.  During the 2007 second quarter the Company recorded a $0.9 million adjustment to other income reflecting the extinguishment of certain liabilities associated with the Media DVX and Pathfire acquisitions.  The Company reported net debt of $24.9 million at June 30, 2007 as borrowings increased during the period to fund the acquisition of Pathfire, Inc.

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DG FastChannel, 8/9/07                                                                                                                                                    page 3

Business Summary

Mr. Ginsburg added, “We are consistently executing on our strategy to create value for our shareholders through the combination of strategic initiatives, technological innovation, HD advertising, and the realization of operational and cost synergies.  DG FastChannel is the premier digital media services entity offering streamlined advertising workflow solutions to brands and agencies.  Our customer base, leading-edge product offerings, unmatched network footprint and experienced client services team have created a solid foundation for further growth.

“Besides our strategic acquisitions and HD advertising initiatives and capabilities, DG FastChannel’s commitment to bring ‘digital convergence’ and integrated marketing solutions to the advertising community for both traditional and new media is being addressed through our strategic partnership with Viewpoint Corporation.  As market analysts project significant increases in online video advertising, we have rolled out products to allow advertisers and agencies to re-purpose their valuable broadcast video assets across the Internet with rich media ads that are engaging, interactive and visually stunning.”

Transaction Update

During the recent quarter, DG FastChannel:

•                  Entered into a definitive agreement to acquire, in an accretive transaction, Point.360’s ads distribution operations including its customer base, sales professionals, and customer service representatives.

•                  Completed the acquisition of Pathfire, Inc.  Pathfire provides a robust digital media distribution pathway and sophisticated network operations center serving the television and entertainment industries and expands DG FastChannel’s capabilities to include distribution of third-party long-form content, primarily news and syndicated programming.

•                  Announced a strategic partnership with Viewpoint Corporation (NASDAQ: VWPT), a leading Internet marketing technology and ad serving company, whereby DG FastChannel integrated its media services platform with Viewpoint’s Unicast advertising solutions technology.  DG FastChannel’s Online Video Internet partnership with Unicast

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DG FastChannel, 8/9/07                                                                                                                                                    page 4

enables brands and advertisers to turn their traditional and broadcast video assets into online display ads that are pre-certified across thousands of Web sites.  DG FastChannel also completed a $4.3 million private equity investment in Viewpoint Corporation which, as of June 30, 2007, had a fair market value of approximately $14.3 million (inclusive of 2.7 million common stock warrants).

•                  Entered into a definitive agreement to acquire GTN, Inc. which serves the advertising community through a comprehensive range of advertising media services including distribution for standard definition (SD) and high definition (HD) commercials, production, post-production, asset management and archival services.  GTN’s marquee clients include top automotive advertisers and Detroit-based advertising agencies focused on the automotive advertising market.

Non-core Asset Disposition Update

DG FastChannel completed its strategic program to divest of non-core assets and certain intellectual property.  The Company finalized this plan via the sale of certain intellectual property assets for $2.5 million in July 2007.

Company Outlook

Mr. Ginsburg concluded, “Three years ago, we outlined a strategy for growth whereby we would capitalize on the expansiveness of our digital distribution network, agency and advertiser relationships, focus on customer care, dedication to technology and a host of new business initiatives and strategic acquisitions.  Since that time, we have invested heavily in research and development; advanced IP multicast digital satellite and Internet delivery technologies; and led industry innovation with an expanded range of digital media service offerings.  Through a dedicated company-wide effort, we successfully integrated the operations of DG Systems, AGT-Broadcast, Media DVX, Source TV and FastChannel. Altogether, these efforts have resulted in an entity with growing revenue and operating efficiencies and excellent prospects for future growth.

“It is anticipated that DG FastChannel’s 2007 revenues on a pro forma basis—assuming the Point.360 advertising distribution operations, GTN acquisition, and Pathfire operations were acquired effective as of January 1, 2007, and reflecting anticipated revenue and expense synergies—will approximate $118 to $123 million with expected EBITDA in the $37 to $39 million range.

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DG FastChannel, 8/9/07                                                                                                                                                    page 5

“The Point.360, Pathfire, Viewpoint and GTN transactions will deliver significant additional enhancements to the customer base while DG FastChannel shareholders will benefit from our proven ability to combine like businesses and drive superior returns.  We expect the current and upcoming periods to continuously show benefits from our strong industry position, merger synergies and core competencies.

“The second quarter’s two strategic transactions — Pathfire and Point.360 ads distribution business — add new clients and strengthen our core business of offering the standard in digital media distribution services to a growing base of blue chip advertisers and agencies.  Additionally, the Pathfire transaction broadens DG FastChannel’s product offerings with the electronic delivery of syndicated programming, news, and electronic press kits.

“We expect continued financial growth for the second half of 2007 based upon increasing electronic video traffic, growing HD deliveries and the near-term benefit of the Pathfire and Point.360 ads distribution acquisitions.  The GTN transaction, the realization of merger cost synergies and our strategic alliance with Viewpoint, which initiated an online delivery component to the DG FastChannel platform, will contribute to our financial growth in the periods ahead.”

Second Quarter 2007 Financial Results Webcast

The Company’s second quarter conference call will be broadcast live on the Internet at 10 a.m. EDT on Thursday, August 9, 2007.  The webcast is open to the general public and all interested parties may access the live webcast on the Internet at the Company’s Web site at www.dgfastchannel.com.  Please allow 15 minutes to register and download or install any necessary software.

Non-GAAP Reconciliation and Adjusted EBITDA Definition

Adjusted EBITDA is defined as earnings before interest, taxes, impairment, restructuring, depreciation and amortization.  Although adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes they may be useful to an investor in evaluating the Company’s performance.  However, investors should not consider these measures in isolation or as substitutes for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.  In addition, because adjusted EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of the adjusted EBITDA figures included herein with operating income can be made by deducting operating expenses, excluding depreciation and amortization from the Company’s revenues.

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DG FastChannel, 8/9/07                                                                                                                                                    page 6

About DG FastChannel, Inc.

DG FastChannel (DGIT: Nasdaq) is the leading provider of next generation workflow solutions, digital media technology and delivery services to America’s most esteemed brands.  The Company’s delivery network reaches over 21,000 television and radio stations, cable and TV networks, cable outlets and newspapers. DG FastChannel’s service and proprietary product set are integrated to provide content providers, including brands and commercial production entities, news organizations, syndicated programmers, and video news release producers and broadcasters end-to-end digital solutions that maximize efficiency while reducing costs.  DG FastChannel’s advanced capabilities include online delivery of high-definition (HD) content, re-purposing of broadcast video for the Internet, management of digital assets, and ubiquitous satellite and Internet reach resulting in the industry’s highest levels of reliability, speed and quality.  For more information visit www.dgfastchannel.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company, including the expansion of its digital distribution network, the demand among certain clients for digital audio and video delivery services and its expectations for the proposed acquisition of the Point.360 advertising distribution operations, GTN and its strategic alliance with Viewpoint Corporation.  These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected.  These and other risks relating to DG FastChannel’s business are set forth in the Company’s filings with the Securities and Exchange Commission.  DG FastChannel assumes no obligation to publicly update or revise any forward-looking statements.

(Financial Tables Follow)

DG FastChannel, 8/9/07                                                                                                                                                    page 7

DG FastChannel, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenues	$21,689	$15,124	$41,583	$28,159

Operating expenses, excluding depreciation and amortization	14,304	11,035	27,597	20,949
EBITDA	7,385	4,089	13,986	7,210

Depreciation and amortization	2,469	1,758	5,013	3,296

Operating income	$4,916	$2,331	$8,973	$3,914

Interest expense and (other income), net	(657)	622	(483)	1,133

Income before income taxes from continuing operations	5,573	1,709	9,456	2,781

Provision for income taxes	2,229	649	3,780	1,056

Net income from continuing operations	3,344	1,060	5,676	1,725

Net income (loss) from discontinued operations	(4)	32	(137)	117

Net income	3,340	1,092	5,539	1,842

Basic net income per common share from continuing operations	$0.21	$0.12	$0.36	$0.21

Basic net income (loss) per common share from discontinued operations	—	—	(0.01)	0.01

Basic net income per common share	$0.21	$0.12	$0.35	$0.22

Diluted net income per common share from continuing operations	0.20	0.12	0.35	0.21

Diluted net income (loss) per common share from discontinued operations	—	—	(0.01)	0.01

Diluted net income per common share	$0.20	$0.12	$0.34	$0.22

Weighted average shares outstanding — Basic	15,865	9,138	15,855	8,285

Weighted average shares outstanding — Diluted	16,358	9,141	16,251	8,286

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DG FastChannel, 8/9/07                                                                                                                                                    page 8

DG FastChannel, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2007	December 31, 2006
Cash	$8,255	$24,474

Accounts receivable	19,290	15,433

Property and equipment	15,759	12,829

Long term investments	23,642	5,180

Goodwill	85,269	65,545

Deferred tax assets	2,129	12,534

Intangibles and Other	50,145	37,002

Assets of discontinued operations	1,798	2,586
TOTAL ASSETS	$206,287	$175,583

Accounts payable and accrued liabilities	$9,713	$12,612

Deferred revenue	3,752	1,100

Deferred tax liabilities	3,465	—

Debt and capital leases	33,150	19,840

Liabilities of discontinued operations	106	145
TOTAL LIABILITIES	50,186	33,697

TOTAL STOCKHOLDERS’ EQUITY	156,101	141,886

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$206,287	$175,583

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